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                                                                                                                   EXHIBIT 11
                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                 FOR THE THIRTEEN WEEKS ENDED     FOR THE THIRTY-NINE WEEKS ENDED
                                                                -------------------------------- -----------------------------------
                                                                  SEPT. 26,         SEPT. 27,         SEPT. 26,         SEPT. 27,
                                                                     1998              1997             1998               1997
                                                                --------------     -------------     ------------      -------------
                                                                          (UNAUDITED)                         (UNAUDITED)
Basic

    Weighted-average number of shares outstanding                      38,955            38,617           38,868             38,563
                                                                ==============     =============     ============      =============

    Net income applicable to common shares                        $    11,018        $    7,532        $  15,319            $ 8,872
                                                                ==============     =============     ============      =============

    Per-share amounts
        Net income per share                                            $0.28             $0.20            $0.39              $0.23
                                                                ==============     =============     ============      =============

Diluted

    Weighted-average number of shares outstanding                      40,508            39,676           40,387             39,423
                                                                ==============     =============     ============      =============

    Net income applicable to common shares                        $    11,018        $    7,532         $ 15,319            $ 8,872
                                                                ==============     =============     ============      =============

    Per-share amounts
        Net income per share                                            $0.27             $0.19            $0.38              $0.23
                                                                ==============     =============     ============      =============


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